PLAN OF CONVERSION AND REORGANIZATION

                                       of

                               PHS BANCORP, M.H.C.

                                       and

                                 PLANS OF MERGER

                                     between

                     PHS BANCORP, M.H.C., PHS BANCORP, INC.

                                       and


                            PEOPLES HOME SAVINGS BANK





                           ADOPTED ON AUGUST 16, 2001
                            AND SUBSEQUENTLY AMENDED

                                TABLE OF CONTENTS


Section
Number                                                                                                Page
------                                                                                                ----

    1.   Introduction............................................................................       1
    2.   Definitions.............................................................................       2
    3.   General Procedure for Conversion and Reorganization.....................................       8
    4.   Total Number of Shares and Purchase Price of
           Conversion Stock......................................................................      11
    5.   Subscription Rights of Eligible Account Holders (First Priority)........................      12
    6.   Subscription Rights of the Tax-Qualified Employee Stock
           Benefit Plans -- Optional (Second Priority)...........................................      13
    7.   Subscription Rights of Supplemental Eligible Account Holders
           (Third Priority)......................................................................      13
    8.   Subscription Rights of Current Depositors (Fourth Priority).............................      14
    9.   Community Offering, Syndicated Community Offering
           and Other Offerings...................................................................      15
    10.  Limitations on Subscriptions and Purchases of Conversion Stock..........................      16
    11.  Timing of Subscription Offering; Manner of Exercising
           Subscription Rights and Order Forms...................................................      18
    12.  Payment for Conversion Stock............................................................      20
    13.  Account Holders in Nonqualified States or Foreign Countries.............................      21
    14.  Dissenters' Rights......................................................................      21
    15.  Voting Rights of Stockholders...........................................................      21
    16.  Liquidation Account.....................................................................      21
    17.  Transfer of Deposit Accounts............................................................      23
    18.  Requirements Following Conversion and Reorganization for
           Registration, Market Making and Stock Exchange Listing................................      23
    19.  Directors and Officers of the Bank and Holding Company..................................      23
    20.  Requirements for Stock Purchases by Directors, Trustees and
           Officers Following the Conversion and Merger..........................................      24
    21.  Restrictions on Transfer of Stock.......................................................      24
    22.  Restrictions on Acquisition of Stock of the Holding Company.............................      25
    23.  Tax Rulings or Opinions.................................................................      25
    24.  Stock Compensation Plans................................................................      25
    25.  Dividend and Repurchase Restrictions on Stock...........................................      26
    26.  Payment of Fees to Brokers..............................................................      26
    27.  Effective Date..........................................................................      26
    28.  Amendment or Termination of the Plan....................................................      26
    29.  Interpretation of the Plan..............................................................      27

Appendix A -      Plan of Merger between Interim Bank No. 1 (formerly the Mutual Holding
                  Company) and the Bank

Appendix B -      Plan of Merger between Interim Bank No. 2 (formerly Middle Tier Holding
                  Company) and the Bank

Appendix C -      Plan of Merger between Interim Bank No. 3 (subsidiary of Holding Company) and the Bank


1.       INTRODUCTION
         ------------

         For purposes of this section, all capitalized terms have the meaning ascribed to them in Section 2.

         In July 1997, Peoples Home Savings Bank (the "Bank"), a Pennsylvania-chartered mutual savings bank, reorganized into the mutual holding company form of organization and converted to a Pennsylvania stock savings bank (the "MHC Reorganization"). Subsequently, in 1998, the Bank formed a Pennsylvania middle-tier stock holding company, PHS Bancorp, Inc. (the "Middle Tier Holding Company"), which owns all of the stock of the Bank (the "Middle Tier Reorganization"). In connection with the MHC Reorganization, the Bank issued 2,760,000 shares of its common stock, 45% to Public Stockholders and the remaining 55% to PHS Bancorp, M.H.C. As a result of stock repurchases, as of June 30, 2001, the MHC and the Public Stockholders own an aggregate of 1,518,000 (60%) and 1,011,600 (40%) of the outstanding Middle Tier Holding Company Common Stock, respectively. Pursuant to this Plan, the Bank will form a new state stock holding company, PHSB Financial Corporation ("Holding Company") and the existing shares of Middle Tier Holding Company owned by Public Stockholders will be converted pursuant to an Exchange Ratio into shares of Holding Company.

         The Boards of Directors and Boards of Trustees of the Mutual Holding Company, the Middle Tier Holding Company, the Holding Company and the Bank believe that a conversion of the Mutual Holding Company to stock form pursuant to this Plan of Conversion is in the best interests of the Mutual Holding
Company and the Bank, as well as the best interests of their respective depositors and stockholders. The Boards of Directors and Boards of Trustees have determined that this Plan of Conversion equitably provides for the interests of depositors through the granting of subscription rights and the establishment of a liquidation account. The Conversion and Merger will result in the Bank being wholly owned by a state-chartered stock holding company which is owned by public stockholders, which is a more common structure and form of ownership than a mutual holding company. In addition, the Conversion and Merger will result in the raising of additional capital for the Bank and the Holding Company and should result in a more active and liquid market for the Holding Company Common Stock than currently exists for Middle Tier Holding Company Common Stock. Finally, the Conversion and Merger is designed to enable the Bank and Holding Company to compete more effectively in a market which is consolidating.

         In the current transaction, (i) the Middle Tier Holding Company will convert into an interim stock savings bank, which will merge with and into the Bank, and (ii) the Mutual Holding Company will convert into an interim stock savings bank and merge with and into the Bank, pursuant to which Mutual Holding Company will cease to exist and the shares of Middle Tier Holding Company Stock held by the Mutual Holding Company will be canceled. The Mutual Holding Company will cease to exist and a liquidation account will be established for the benefit of depositors of the Bank as of specified dates. Stock of the Middle Tier Holding Company held by Public Stockholders shall be automatically converted into the right to receive shares of Holding Company Common Stock based on an Exchange Ratio plus cash in lieu of any fractional share interest.

         In connection with the Conversion and Mergers, the Holding Company will offer shares of Conversion Stock in the Offerings as provided herein. Shares of Conversion Stock will be offered in a Subscription Offering in descending order of priority to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans (optional), Supplemental Eligible Account Holders and Current Depositors. Any shares of Conversion Stock remaining unsold after the Subscription Offering will be offered for sale to the public through a Community Offering and/or Syndicated Community Offering, as determined by the Boards of Directors of the Holding Company and the Bank in their sole discretion, with a preference given to Public Stockholders as of the Stockholder Voting Record Date.

         The Conversion is intended to provide support to the Bank's lending and investment activities and thereby enhance the Bank's capabilities to serve the borrowing and other financial needs of the communities it serves. The use of the Holding Company will provide greater organizational flexibility and facilitate possible acquisitions and diversification.

         This Plan is subject to the approval of the PDB and the non-objection of the FDIC and also must be (1) ratified by the Current Depositors of the Bank at the Special Meeting and (2) approved by holders of at least two-thirds of the shares of outstanding Middle Tier Holding Company Common Stock at the Stockholders' Meeting. In addition, the Primary Parties have conditioned the consummation of the Conversion and Reorganization on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, by the Public Stockholders at the Stockholders' Meeting.

         After the Conversion, the Bank will continue to be regulated by the PDB, as its chartering authority, and by the FDIC, which insures the Bank's deposits. In addition, the Bank will continue to be a member of the Federal Home Loan Bank System, and all insured savings deposits will continue to be insured by the FDIC up to the maximum amount provided by law.

2.       DEFINITIONS
         -----------

         As used in this Plan, the terms set forth below have the following meanings:

         Actual Purchase Price means the price per share at which the Conversion Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

         Affiliate means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         Associate,  when used to indicate a relationship with any Person, means
(i) a corporation or organization (other than the Holding Company, the Mutual Holding Company, the Middle Tier Holding Company, the Bank, a majority-owned subsidiary of the Holding Company, Bank or the Middle Tier Holding Company) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Bank in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Holding Company, the Mutual Holding Company, the Middle Tier Holding Company or the Bank or any of the subsidiaries of the foregoing.

         Bank means Peoples Home Savings Bank in its current stock form as a subsidiary of the Middle Tier Holding Company or Peoples Home Savings Bank as a subsidiary of the Holding Company following consummation of the Conversion and Reorganization, as the context of the reference indicates.

         Bank Common Stock means the common stock of the Bank, par value $.10 per share, which stock is not and will not be insured by the FDIC or any other governmental authority.

         Code means the Internal Revenue Code of 1986, as amended.

         Community Offering means the offering for sale by the Holding Company of any shares of Conversion Stock not subscribed for in the Subscription Offering to (i) Public Stockholders, (ii) natural persons residing in the Local Community, and (iii) such other Persons within or without the Commonwealth of Pennsylvania as may be selected by the Holding Company and the Bank within their sole discretion.

         Control (including the terms "controlling," "controlled by," and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Conversion and Reorganization means (i) the conversion of the Mutual Holding Company to an interim stock savings bank and the subsequent merger, pursuant to which the Mutual Holding Company will cease to exist, (ii) the conversion of Middle Tier Holding Company to an interim stock savings bank and merger into Bank, and (iii) the issuance of Conversion Stock by the Holding Company in the Offerings as provided herein.

         Conversion Stock means the Holding Company Common Stock to be issued and sold in the Offerings pursuant to the Plan of Conversion.

         Current Depositor means any person who holds a Qualifying Deposit at the Bank as of the Date of Record.

         Date of Record means the date for determining which depositors are eligible to vote upon ratification of the Plan at the Special Meeting.

         Deposit Account means savings and demand accounts, including passbook accounts, money market deposit accounts and negotiable order of withdrawal accounts, and certificates of deposit and other authorized accounts of the Bank held by a Depositor.

         Depositor means any person who holds a Deposit Account at the Bank.

         Director, Officer and Employee means the terms as applied respectively to any person who is a director, trustee, officer or employee of the Mutual Holding Company, the Bank, the Middle Tier Holding Company, the Holding Company or any subsidiary thereof.

         Eligible Account Holder means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the liquidation account to be established pursuant to the provision herein.

         Eligibility Record Date means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on June 30, 2000.

         Estimated Price Range means the range of the estimated aggregate pro forma market value of the Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

         Exchange Ratio means the rate at which shares of Holding Company Common Stock will be received by the Public Stockholders in exchange for their Middle Tier Holding Company Common Stock. The exact rate shall be determined by the Mutual Holding Company and the Holding Company in order to ensure that upon consummation of the Conversion and Reorganization, the Public Stockholders will own in the aggregate approximately the same percentage of the Holding Company Common Stock to be outstanding upon completion of the Conversion and Reorganization as the percentage of Middle Tier Holding Company Common Stock owned by them in the aggregate on the Effective Date, but before giving effect to (a) cash paid in lieu of any fractional interests of Middle Tier Holding Company Common Stock and (b) any shares of Conversion Stock purchased by the Public Stockholders in the Offerings or tax- qualified employee stock benefit plans thereafter.

         Exchange Shares means the shares of Holding Company Common Stock to be issued to the Public Stockholders in connection with the Middle Tier Holding Company Merger ("Merger No. 2") with and into the Bank.

         FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

         FRB means the Board of Governors of the Federal Reserve System.

         Holding Company means PHSB Financial Corporation, a corporation newly organized under the laws of the Commonwealth of Pennsylvania. At the completion of the Reorganization, the Bank will become a wholly owned subsidiary of the Holding Company.

         Holding Company Common Stock means the Common Stock of the Holding Company, par value $.10 per share, which stock cannot and will not be insured by the FDIC or any other governmental authority.

         Middle Tier Holding Company means PHS Bancorp, Inc., a corporation organized under the laws of Pennsylvania. Since the completion of the Middle Tier Reorganization in July 1998, the Middle Tier Holding Company has held all of the outstanding capital stock of the Bank.

         Middle Tier Holding Company Common Stock means the Common Stock of the Middle Tier Holding Company, par value $.10 per share, which stock cannot and will not be insured by the FDIC or any other governmental authority.

         Independent Appraiser means the independent investment banking or financial consulting firm retained by the Holding Company and the Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

         Initial Purchase Price means the price per share to be paid initially by Participants for shares of Conversion Stock subscribed for in the Subscription Offering and by Persons for shares of Conversion Stock ordered in the Community Offering and/or Syndicated Community Offering.

         Interim Bank No. 1 means an interim stock savings bank, which will be formed as a result of the conversion of PHS Bancorp, M.H.C. into the stock form of organization.

         Interim Bank No. 2 means an interim stock savings bank, which will be formed as a result of the conversion of Middle Tier Holding Company into an interim stock savings bank.

         Interim Bank No. 3 means an interim stock savings bank wholly owned by Holding Company, which will be merged with and into the Bank.

         Local Community means all counties in which the Bank has its home office or a branch office.

         Merger No. 1 means the merger of Interim Bank No. 2 (formerly Middle Tier Holding Company) with and into the Bank.

         Merger No. 2 means the merger of Interim Bank No. 1 (formerly Mutual Holding Company) with and into the Bank.

         Merger No. 3 means the merger of Interim Bank No. 3, a subsidiary of Holding Company, with and into the Bank.

         Mergers means the completion of Merger No. 1, Merger No. 2, and Merger No. 3.

         Middle   Tier   Holding   Company   means   PHS   Bancorp,    Inc.,   a
Pennsylvania-chartered corporation which currently owns 100% of the Bank.

         Mutual  Holding  Company  means  PHS  Bancorp,   M.H.C.  prior  to  its
conversion into an interim stock savings bank.

         Offerings means the Subscription Offering, the Community Offering and the Syndicated Community Offering, if applicable.

         Officer means the president, senior vice president, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

         Order Form means the form or forms provided by the Holding Company, containing all such terms and provisions as set forth herein, to a Participant or other Person by which Conversion Stock may be ordered in the Offerings.

         Participant means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder and Current Depositor.

         PDB means the Pennsylvania Department of Banking or any successor thereto.

         Person  means  an  individual,   a  corporation,   a  partnership,   an
association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

         Plan and Plan of Conversion means this Plan of Conversion and Reorganization and Plan of Merger as adopted by the Boards of Directors and Boards of Trustees of the Mutual Holding Company, the Middle Tier Holding Company and the Bank and any amendments hereto approved as provided herein. The Board of Directors of Interim No. 1, Interim No. 2 and Interim No. 3 shall adopt the Plans of Merger included as Appendices hereto as soon as practicable following their organization.

         Primary Parties means the Middle Tier Holding Company, Mutual Holding Company, the Bank and the Holding Company.

         Prospectus means the one or more documents to be used in offering the Conversion Stock in the Offerings.

         Public Stockholders means those Persons who own shares of Middle Tier Holding Company Common Stock, excluding the Mutual Holding Company, as of the Stockholder Voting Record Date.

         Qualifying Deposit means the aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

         Resident means any person who, on the date designated for that category of subscriber in the Plan, maintained a bona fide residence within the Local Community and has manifested an intent to remain within the Local Community for a period of time. The designated dates for Eligible Account Holders, Supplemental Eligible Account Holders and Current Depositors are the Eligibility Record Date, the Supplemental Eligibility Record Date and the Date of Record, respectively. To the extent the person is a corporation or other business entity, the principal place of business or headquarters must be within the Local Community in order to qualify as a Resident. To the extent the person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a bona fide resident of the Local Community. Subscribers in the Community Offering who are natural persons also will have a purchase preference if they were residents of the Local
Community on the date of the Prospectus. In all cases, however, such determination shall be in the sole discretion of the Bank and Holding Company.

         SEC means the Securities and Exchange Commission.

         Special Meeting means the Special Meeting of Current Depositors of the Bank called for the purpose of submitting this Plan to the Current Depositors for their ratification, including any adjournments of such meeting.

         Stockholders means those Persons who own shares of Middle Tier Holding Company Common Stock.

         Stockholders' Meeting means the annual or special meeting of Stockholders of Middle Tier Holding Company called for the purpose of submitting this Plan to the Stockholders for their approval, including any adjournments of such meeting.

         Stockholder Voting Record Date means the date for determining the Public Stockholders of the Middle Tier Holding Company eligible to vote at the Stockholders' Meeting.

         Subscription Offering means the offering of the Conversion Stock to Participants.

         Subscription Rights means nontransferable rights to subscribe for Conversion Stock granted to Participants pursuant to the terms of this Plan.

         Supplemental Eligible Account Holder means any Person holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

         Supplemental Eligibility Record Date means the date for determining Qualifying Deposits of Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed by the Mutual Holding Company prior to approval of such application by the PDB. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding PDB approval of the Application for Conversion submitted by the Mutual Holding Company pursuant to this Plan of Conversion.

         Syndicated Community Offering means the offering for sale by a syndicate of broker- dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

         Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and the Bank and which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Code as from time to time in effect. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution stock benefit plan which is not so qualified.

3.       GENERAL PROCEDURE FOR CONVERSION AND REORGANIZATION
         ---------------------------------------------------

         A. An application for the Conversion and Reorganization, including the Plan and all other requisite material (the "Application for Conversion"), shall be submitted to the PDB for approval and the FDIC for non-objection. The Mutual Holding Company, the Holding Company, the Middle Tier Holding Company and the
Bank also will cause notice of the adoption of the Plan by the Boards of Directors and Boards of Trustees of the Mutual Holding Company, the Middle Tier Holding Company and the Bank to be given by publication in a newspaper having general circulation in each community in which an office of the Bank is located; and will cause copies of the Plan to be made available at each office of the Mutual Holding Company, the Middle Tier Holding Company, and the Bank for inspection by Current Depositors and Stockholders. The Mutual Holding Company, the Middle Tier Holding Company and the Bank will cause to be published, in accordance with the requirements of applicable regulations of the PDB, a notice of the filing with the PDB of an application to convert the Mutual Holding Company from mutual to stock form.

         B. In connection with the Mergers, an application for merger, including the Plan and all other requisite material, shall be submitted to the FDIC under the Bank Merger Act for approval.

         C. Promptly following receipt of requisite approval of the PDB, this Plan will be submitted to the Current Depositors for their consideration and ratification at the Special Meeting. The Bank may, at its option, mail to all Current Depositors as of the Date of Record, at their last known address appearing on the records of the Bank, a proxy statement in either long or summary form describing the Plan which will be submitted to the Current Depositors at the Special Meeting. The Holding Company also shall mail to all such Current Depositors (as well as other Participants) either a Prospectus and Order Form for the purchase of Conversion Stock or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to the provisions herein. The Plan must be ratified by the Current Depositors at the Special Meeting.

         D. Subscription Rights to purchase shares of Conversion Stock will be issued without payment therefor to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and Current Depositors.

         E. The Middle Tier Holding Company shall file preliminary proxy materials with the PDB in order to seek the approval of the Plan by its Stockholders. Promptly following clearance of such proxy materials and the receipt of any other requisite approval of the PDB, the Middle Tier Holding Company will mail definitive proxy materials to all Stockholders as of the Stockholder Voting Record Date, at their last known address appearing on the records of the Middle Tier Holding Company, for their consideration and approval of this Plan at the Stockholders' Meeting. The Plan must be approved by the holders of at least two-thirds of the outstanding shares of Middle Tier Holding Company Common Stock as of the Stockholder Voting Record Date. In addition, the Primary Parties have conditioned the consummation of the Conversion and Reorganization on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, by the Public Stockholders as of the Stockholder Voting Record Date at the Stockholders' Meeting.

         F. The Mutual Holding Company shall apply to convert to an interim stock savings bank.

         G. The Middle Tier Holding Company shall apply to convert to an interim stock savings bank.

         H. The Holding Company shall submit or cause to be submitted a Bank Holding Company Application to the FRB and PDB for approval of the acquisition of the Bank. Such application filed with the PDB also shall include applications to form interim stock savings banks. In addition, an application to merge the MHC and the Bank and an application to merge interim stock savings banks shall be filed with the PDB, either as an exhibit to the Application for Reorganization or separately. All notices required to be published in connection with such applications shall be published at the times required.

         I. The Holding Company shall file a Registration Statement with the SEC to register the Holding Company Common Stock to be issued in the Conversion and Merger under the Securities Act of 1933, as amended, and shall register such Holding Company Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Current Depositors. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold first through a Community Offering and/or a Syndicated Community Offering, with a preference given to Public Stockholders. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with the provisions herein. The Holding Company shall contribute to the Bank an amount of the net proceeds received by the Holding Company from the sale of Conversion Stock as shall be determined by the Boards of Directors of the Holding Company and the Bank and as shall be approved by the PDB.

         J. (i) The Plan shall be submitted to Current Depositors for ratification. Pursuant to the laws of the Commonwealth of Pennsylvania, the voting rights of the Bank are held exclusively by the Board of Trustees, which is required to adopt the Plan. The FDIC has issued Regulations, under which all state savings banks may be required to have plans to reorganize from mutual to stock form approved by depositors. Accordingly, the Bank is expected to seek special proxies from depositors to ratify the Plan. Subsequent to the approval of the Plan by the PDB, a Special Meeting of Current Depositors is expected to be scheduled. At least twenty days but not more than sixty days prior to the Special Meeting, the Bank may distribute proxy solicitation materials to all depositors as of a Date of Record twenty to sixty days prior to the Special Meeting. The proxy solicitation materials may incorporate by reference any or all of the information contained in the Prospectus.

               (ii) Each Current Depositor as of the Date of Record shall receive one vote for every $100 of deposits at the Bank up to a maximum of 1,000 votes. The Bank shall seek ratification of the Plan by an affirmative vote of not less than a majority of such votes outstanding.

         K. The Effective Date of the Conversion and Reorganization shall be the date set forth in Section 27 hereof. Upon the effective date, the following transactions shall occur:

               (i) The Mutual Holding Company will convert into an interim stock savings bank to be known as Interim Bank No. 1.

               (ii) Middle Tier Holding Company will adopt an interim stock savings bank charter to be known as Interim Bank No. 2; Interim Bank No. 2 will then merge with and into the Bank ("Merger No. 1"), with the Bank as the surviving entity.

               (iii) Immediately following Merger No. 1, Interim Bank No. 1, formerly the Mutual Holding Company, will merge with and into th e Bank with the Bank as the surviving entity ("Merger No. 2"). The shares of Middle Tier Holding Company Common Stock previously held by the Mutual Holding Company (now Interim Bank No. 1) will be canceled. Eligible depositors of the Bank who hold liquidation interests in the Mutual Holding Company as of certain specified dates will be granted interests in a liquidation account to be established by the Bank in exchange for such interests in the Mutual Holding Company. The amount in the liquidation account is the greater or (a) 100% of retained earnings as of December 31, 1996 (the date of the latest statement of financial condition contained in the final offering circular utilized in the Bank's initial stock offering), or (b) 60% of Middle Tier Holding Company's total shareholders' equity as reflected in its latest statement of financial condition.

               (iv) Holding Company will form an interim corporation ("Interim Bank No. 3"), a new, wholly owned first-tier subsidiary with an interim stock savings bank charter.

               (v) Immediately  following  Merger No. 2, Interim Bank No. 3 will merge with and into the Bank, with the Bank as the surviving entity ("Merger No. 3"). As a result of Merger No. 3, Bank stock deemed held by Public Stockholders will be converted into Holding Company Common Stock based upon the Exchange Ratio which is designed to ensure that the same Public Stockholders will own, approximately the same percentage of Holding Company Common Stock as the percentage of Middle Tier Holding Company Common Stock owned by them immediately prior to the Conversion and Reorganization before giving effect to (a) cash paid in lieu of fractional shares and (b) any shares of Holding Company stock purchased by Public Stockholders in the Offering.

               (vi) The Holding Company shall sell the Conversion Stock in the Offerings, as provided herein.

         L. The Primary parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and Reorganization, including in connection with the Offerings, the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms. All fees, expenses, retainers and similar items shall be reasonable.

4.       TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION
         -------------------------------------------------------
         STOCK
         -----

         A. The aggregate price at which shares of Conversion Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Conversion Stock prepared by the Independent Appraiser. The valuation shall be based on financial information relating to the Primary Parties, market, financial and economic conditions, a comparison of the Primary Parties with selected publicly held financial institutions and holding companies such other factors as the Independent Appraiser may deem to be important. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall generally be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall generally be no more than 15% below such average. The valuation shall be updated during the Conversion as market and financial conditions warrant and as may be required by the PDB.

         B. Based upon the independent valuation, the Boards of Directors and Boards of Trustees of the Primary Parties shall fix the Initial Purchase Price and the number (or range) of shares of Conversion Stock ("Offering Range") to be offered in the Offerings. The Actual Purchase Price and the total number of shares of Conversion Stock to be issued in the Offerings shall be determined by the Boards of Directors and Boards of Trustees of the Primary Parties upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Primary Parties in connection therewith.

         C. Subject to the approval of the PDB, the Estimated Price Range may be increased or decreased prior to completion of the Conversion to reflect changes in market, financial and economic conditions since the commencement of the Offerings, and under such circumstances the Primary Parties may correspondingly increase or decrease the total number of shares of Conversion Stock to be issued in the Conversion to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the aggregate funds received from the offer of the Conversion Stock in the Conversion are less than the minimum or (excluding purchases, if any, by the Holding Company's and the Bank's Tax- Qualified Employee Stock Benefit Plans) more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan, provided, however, that such priority will have no effect whatsoever on the ability of the Tax-Qualified Employee Stock Benefit Plans to purchase additional shares pursuant to Section 4.D.

         D. (i) In the event that Tax-Qualified Employee Stock Benefit Plans are unable to purchase the number of shares subscribed for by such Tax-Qualified Employee Stock Benefit Plans due to an oversubscription for shares of Conversion Stock pursuant to Section 5 hereof, Tax- Qualified Employee Stock Benefit Plans may purchase shares in the open market subsequent to the closing of the Conversion or from the Holding Company, and the Holding Company may sell to the Tax-Qualified Employee Stock Benefit Plans, such additional shares ("Additional Shares") of Holding Company Common Stock necessary to fill the subscriptions of the Tax-Qualified Employee Stock Benefit Plans, provided that such Additional Shares may not exceed 8% of the total number of shares of Conversion Stock sold in the Conversion. The sale of Additional Shares, if necessary, will occur contemporaneously with the sale of the Conversion Stock. The sale of Additional Shares to Tax-Qualified Employee Stock Benefit Plans by the Holding Company is conditioned upon receipt by the Holding Company of a letter from the Independent Appraiser to the effect that such sale would not have a material effect on the Conversion and Reorganization or the Actual Purchase Price and the approval of the PDB. The ability of the Tax-Qualified Employee Stock Benefit Plans to purchase up to an additional 8% of the total number of shares of Conversion Stock sold in the Conversion shall not be affected or limited in any manner by the priorities or purchase limitations otherwise set forth in this Plan of Conversion.

               (ii) Notwithstanding anything to the contrary contained in this Plan, if the final valuation of the Conversion Stock exceeds the maximum of the Estimated Price Range, up to 8% of the total number of shares of Conversion Stock sold in the Conversion may be sold to Tax- Qualified Stock Benefit Plans prior to filling any other orders for Conversion Stock from such shares in excess of the maximum of the Estimated Price Range.

5.       SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS
         -----------------------------------------------
         (FIRST PRIORITY)
         ----------------

         A. Each Eligible Account Holder shall receive, without payment, nontransferable Subscription Rights to purchase, subject to the further limitations of Section 10 hereof, up to the greater of (i) the maximum purchase limitation set forth in Section 10 hereof,
(ii) one-tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, subject to Section 14 hereof.

         B. In the event of an oversubscription for shares of Conversion Stock pursuant to the provisions herein, available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each such subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders in the proportion which the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders who are also Directors or Officers and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.       SUBSCRIPTION RIGHTS OF THE TAX-QUALIFIED EMPLOYEE STOCK
         -------------------------------------------------------
         BENEFIT PLANS  -- OPTIONAL (SECOND PRIORITY)
         -------------  -----------------------------

         Notwithstanding the purchase limitations discussed below, Tax-Qualified Employee Stock Benefit Plans of the Holding Company and the Bank shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Conversion Stock, including first priority to purchase any shares of Conversion Stock to be issued in the Conversion and Reorganization as a result of an increase in the Estimated Price Range after commencement of the Subscription Offering and prior to completion of the Conversion and Reorganization. Consistent with applicable laws, regulations, policies and practices of the PDB, Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent third party to exercise such Subscription Rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirement.

7.       SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT
         ----------------------------------------------------
         HOLDERS (THIRD PRIORITY)
         ------------------------

         A. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed prior to PDB approval, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall, subject to the further limitations of Section 10 hereof, receive, without payment, Subscription Rights to purchase up to the greater of (i) the maximum purchase limitation set forth in Section 10 hereof, (ii) one-tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, subject to Section 14 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans though the exercise of Subscription Rights under Sections 5 and 6 hereof.

         B. In the event of an oversubscription for shares of Conversion Stock, available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Section 5.A) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders in the proportion that the Qualifying Deposits of each bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

8.       SUBSCRIPTION RIGHTS OF CURRENT DEPOSITORS (FOURTH PRIORITY)
         -----------------------------------------------------------

         A. Each Current Depositor shall,  subject to the further limitations of
Section 10 hereof, receive, without payment, Subscription Rights to purchase up to the greater of (i) the maximum purchase limitation set forth in Section 10 hereof and (ii) one-tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, in each case subject to Section 13 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

         B. If, pursuant to this Section, Current Depositors subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Current Depositors so as to permit each such Current Depositors, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed or 100 shares. Any remaining available shares shall be allocated among subscribing Current Depositors on a pro rata basis in the same proportion as each such Current Depositor's subscription bears to the total subscriptions of all such subscribing Current Depositors whose orders are unfilled, provided that no fractional shares shall be issued.

9.       COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING AND
         -----------------------------------------------------
         OTHER OFFERINGS
         ---------------

         A. If less than the total number of shares of Conversion Stock are sold in the Subscription Offering, it is anticipated that all remaining shares of Conversion Stock shall, if practicable, be sold in a Community Offering and/or a Syndicated Community Offering. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Community Offering and/or the Syndicated Community Offering shall have as the objective the achievement of a wide distribution of such stock, subject to the right of the Primary Parties, in their absolute discretion, to accept or reject in whole or in part all orders in the Community Offering and/or Syndicated Community Offering.

         B. In the event of a Community Offering, all shares of Conversion Stock which are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities. Any available shares in excess of those not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference first given to natural persons who are Residents of the Local Community and then to Public Stockholders as of the Stockholder Voting Record Date ("Preferred Subscribers").

         C. A Prospectus and Order Form shall be furnished to such Persons as the Primary Parties may select in connection with the Community Offering, and each order for Conversion Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares shall be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied in an equitable manner as determined by the Board of Directors. If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, any remaining shares shall be allocated to other members of the general public who place orders in the Community Offering, applying the same allocation described above for Preferred Subscribers.

         D. The maximum amount of Conversion Stock that any Person may purchase in the Community Offering shall, subject to the further limitations of Section 10 hereof, not exceed $100,000 provided, however, that this amount may be decreased or increased to up to 5% of the total offering of shares in the Conversion and Reorganization, subject to any required regulatory approval but without the further approval of Depositors of the Mutual Holding Company or the Stockholders of the Bank, subject to the preferences set forth in Section 9.B and 9.C of this Plan. The Primary Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

         E. Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general pubic in a Syndicated Community Offering. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Conversion Stock that any Person may purchase in the Syndicated Community Offering shall, subject to the further limitations of
Section 10 hereof, not exceed $100,000 provided, however, that this amount may be decreased or increased to up to 5% of the total offering of shares in the Conversion and Reorganization, subject to any required regulatory approval but without the further approval of Depositors of the Mutual Holding Company or the Stockholders of the Bank. The Primary Parties may commence the Syndicated
Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and/or Community Offering. The Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

         F. If for any reason a Syndicated Community Offering of shares of Conversion Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Community Offering or Syndicated Community Offering, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the PDB.

10.      LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF CONVERSION
         --------------------------------------------------------
         STOCK
         -----

         The  following  limitations  shall apply to all purchases of Conversion
Stock:

         A. The number of shares of Conversion Stock which may be purchased by any Person or group of Persons through a single account, in the First Priority, Third Priority and Fourth Priority in the Subscription Offering shall not exceed such number of shares of Conversion Stock that shall equal $100,000 of Holding Company Common Stock, except for Tax-Qualified Employee Stock Benefit Plans, which in the aggregate may subscribe for up to 8% of the Conversion Stock.

         B. The number of shares of Conversion Stock which may be purchased by any Person in the Community and/or the Syndicated Community Offerings shall not exceed such number of shares of Conversion Stock that shall equal $100,000 of Holding Company Common Stock.

         C. Except for the Tax-Qualified Employee Stock Benefit Plans, the maximum number of shares of Conversion Stock which may be purchased in all of the combined categories of the Conversion and Reorganization by any Person through multiple accounts (or group of Persons through a single account) together with any Associate or group of persons Acting in Concert shall not exceed such number of shares of Conversion Stock that shall equal $200,000 of Holding Company Common Stock.

         D. The number of shares of Conversion Stock which Directors and Officers and their Associates may purchase in the aggregate in the Offering shall not exceed 30% of the total number of shares of Conversion Stock sold in the Offerings, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings.

         E. No Person may purchase fewer than 25 shares of Conversion Stock in the Offerings, to the extent such shares are available; provided, however, that if the Actual Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Actual Purchase Price for such minimum shares will not exceed $500.00.

         F. For purposes of the foregoing limitations and the determination of Subscription Rights, (i) Directors, Trustees, Officers and Employees shall not be deemed to be Associates or a group acting in concert solely as a result of their capacities as such, (ii) shares purchased by Tax- Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in this Section, and (iii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitation set forth in this Section. For purposes of the foregoing limitations, accounts having the same address on the Bank's records, or persons filing jointly any reports with the SEC or any banking agency, will be considered to be acting in concert.

         G. Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Current Depositors with a liquidation interest in the Mutual Holding Company or the Stockholders of the Bank, the Primary Parties may increase or decrease the individual or overall purchase limitations set forth herein to a percentage which does not exceed 5% of the total shares of Holding Company Common Stock issued in the Conversion and Reorganization whether prior to, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering. Notwithstanding the foregoing, the maximum purchase limitation may be increased up to 9.99% provided that orders for exceeding 5% of the shares being offered shall not exceed, in the aggregate, 10% of the total offering. In the event that the individual or overall purchase limitations are increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Conversion Stock (plus certain large subscribers as determined in the sole discretion of the Primary Parties) to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that the individual or overall purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

         H. The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock which they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

         I. Notwithstanding anything to the contrary contained in this Plan, the Public Stockholders will not have to sell any Mid-Tier Common Stock or be limited in receiving Exchange Shares even if their ownership of Mid-Tier Common Stock when converted into Exchange Shares pursuant to the MHC Merger would exceed an applicable purchase limitation.

11.      TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING
         -----------------------------------------------------
         SUBSCRIPTION RIGHTS AND ORDER FORMS
         -----------------------------------

         A. The Subscription Offering may be commenced concurrently with or at any time after the mailing to Current Depositors of the Bank and Stockholders of the Middle Tier Holding Company of the proxy statement(s) to be used in connection with the Special Meeting and the Stockholders' Meeting. The
Subscription Offering may be closed before the Special Meeting and the Stockholders' Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon the ratification of the Plan by the Current Depositors of the Bank and the Stockholders of the Bank at the Special Meeting and the Stockholders' Meeting, respectively.

         B. The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

         C. The Primary Parties shall, promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 14 hereof. The Primary Parties may elect to mail a Prospectus and Order Form only to those Participants who request such materials by returning a postage-paid card to the Primary Parties by a date specified in the letter informing them of their Subscription Rights. Under such circumstances, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing by the Primary Parties of the postage- paid card to Participants.

         D. A single Order Form for all Deposit Accounts maintained with the Bank by an Eligible Account Holder, Supplemental Eligible Account Holder and any Current Depositor may be furnished, irrespective of the number of Deposit Accounts maintained with the Bank on the Eligibility Record Date and Supplemental Eligibility Record Date and the Date of Record, respectively.

         E. The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with payment (or authorization for payment by withdrawal) for the shares of Conversion Stock subscribed for, within time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

         F. The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper payment (or authorization of withdrawal for payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or acting in concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. The Primary Parties are only required to mail materials to the last address of record for depositors; the Primary Parties have no duty to update addresses. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify. The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

12.      PAYMENT FOR CONVERSION STOCK
         ----------------------------

         A. Payment for shares of Conversion Stock subscribed for by Participants in the Subscription Offering and payment for shares of Conversion Stock ordered by Persons in the Stockholders' Offering, Community Offering and Syndicated Community Offering (if applicable) shall be equal to the Initial Purchase Price multiplied by the number of shares which are being subscribed for or ordered, respectively. Such payment may be made in cash, if delivered in person, or by check or money order at the time the Order Form is delivered to the Primary Parties. In addition, the Primary Parties may elect to provide Participants and/or other Persons who have a Deposit Account with the Bank the opportunity to pay for shares of Conversion Stock by authorizing the Bank to withdraw from such Deposit Account an amount equal to the aggregate Purchase Price of such shares. If the Actual Purchase Price is less than the Initial Purchase Price, the Primary Parties shall refund the difference to all Participants and other Persons, unless the Primary Parties choose to provide
Participants and other Persons the opportunity on the Order Form to elect to have such difference applied to the purchase of additional whole shares of Conversion Stock. If the Actual Purchase Price is more than the Initial Purchase Price, the Primary Parties shall reduce the number of shares of Conversion Stock ordered by Participants and other Persons and refund any remaining amount which is attributable to a fractional share interest, unless the Primary Parties choose to provide Participants and other Persons the opportunity to increase the amount of funds submitted to pay for their shares of Conversion Stock.

         B. Consistent with applicable laws and regulations and policies and practices of the PDB and FDIC, payment for shares of Conversion Stock subscribed for by Tax-Qualified Employee Stock Benefit Plans may be made with funds contributed by the Holding Company and/or funds obtained pursuant to a loan from an independent third party pursuant to a loan commitment which is in force from the time that any such plan submits an Order Form until the closing of the transactions contemplated hereby.

         C. If a Participant or other Person authorizes the Bank to withdraw the amount of the Initial Purchase Price from his Deposit Account, the Bank shall have the right to make such withdrawal or to freeze funds equal to the aggregate Initial Purchase Price upon receipt of the Order Form. Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met. In such case, at the sole discretion of the Bank, the remaining balance will be either returned to the depositor or will earn interest at the savings account rate subsequent to the withdrawal. However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as prior to such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Conversion Stock and is entirely within the discretion of the Primary Parties.

         D. The Bank shall pay interest, at not less than the savings account rate, for all amounts paid in cash, by check or money order to purchase shares of Conversion Stock in the

Subscription Offering and the Community Offering from the date payment is received until the date the Conversion and Reorganization is completed or terminated.

         E. The Bank shall not knowingly loan funds or otherwise extend credit to any Participant or other Person to purchase Conversion Stock.

         F. Each share of Conversion Stock shall be non-assessable upon payment in full of the Actual Purchase Price.

13.      ACCOUNTHOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES
         ----------------------------------------------------------

         The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which any of the following apply; (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Primary Parties or their respective Directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.      DISSENTERS' RIGHTS
         ------------------

         The   stockholders  of  the  Middle  Tier  Holding  Company  will  have dissenters' rights of appraisal in connection with their vote on the Conversion and Reorganization, only to the extent required by Pennsylvania law.

15.      VOTING RIGHTS OF STOCKHOLDERS
         -----------------------------

         Following consummation of the Conversion and Reorganization, voting rights with respect to the Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Bank's outstanding voting capital stock, and voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company's voting capital stock.

16.      LIQUIDATION ACCOUNT
         -------------------

         A. At the time of the Merger No. 2, the Bank shall establish a liquidation account in an amount equal to the greater of (i) the retained earnings of the Bank as of the date of the latest statement of financial condition contained in the final offering circular utilized in the Bank's initial public offering, or (ii) 60% of the Middle Tier Holding Company's total stockholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Bank who maintain such accounts in the Bank following the Conversion and Reorganization to priority to distributions in the unlikely event of a liquidation of the Bank subsequent to the Conversion and Reorganization.

         B. The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Bank after the Conversion and Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section as the "subaccount balance." All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in this Section.

         C. In the event of a complete liquidation of the Bank subsequent to the Conversion and Reorganization (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Bank. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any merger or consolidation transaction, the liquidation account shall be assumed by the surviving entity.

         D. The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

         E. If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any June 30 annual closing date is less than the lesser of
(a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, the subaccount balance for such Deposit Accounts(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or, if applicable, the Supplemental Eligibility Record Date.

         F. Subsequent to the Conversion and Reorganization, the Bank may not pay cash dividends generally on deposit accounts and/or capital stock of the Bank, if such dividend or repurchase would reduce the Bank's regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Bank.

         G. For purposes of this Section, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

17.      TRANSFER OF DEPOSIT ACCOUNTS
         ----------------------------

         Each Deposit Account in the Bank at the time of the consummation of the Conversion and Reorganization shall become, without further action by the holder, a Deposit Account in the Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock), and subject to the same terms and conditions
(except as to liquidation rights) as such Deposit Account in the Bank immediately preceding consummation of the Conversion and Reorganization. Holders of Deposit Accounts in the Bank shall not, as such holders, have any voting rights.

18.      REQUIREMENTS FOLLOWING CONVERSION AND REORGANIZATION FOR
         --------------------------------------------------------
         REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING
         ------------------------------------------------------

         In connection with the Conversion and Reorganization, the Holding Company shall register the Holding Company Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Holding Company Common Stock and (ii) list the Holding Company Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the National Association of Securities Dealers Automated Quotation System.

19.      DIRECTORS AND OFFICERS OF THE BANK AND HOLDING COMPANY
         ------------------------------------------------------

         Each person serving as a Director, Trustee or Officer of the Bank or the Holding Company at the time of the Conversion and Reorganization shall continue to serve as a Director, Trustee or Officer of the Bank or the Holding Company for the balance of the term for which the person was elected prior to the Conversion and Reorganization, and until a successor is elected and qualified.

20.      REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS, TRUSTEES AND
         -----------------------------------------------------------
         OFFICERS  FOLLOWING THE CONVERSION AND REORGANIZATION
         -----------------------------------------------------

         For a period of three years following the Conversion and Reorganization, the Directors, Trustees and Officers of the Holding Company and the Bank and their Associates may not purchase, without the prior written approval of the PDB, Holding Company Common Stock except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to (i) a negotiated transaction arrived at by direct negotiation between buyer and seller and involving more than 1% of the outstanding Holding Company Common Stock and
(ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of stockholder approval of such plan) which may be attributable to individual officers or directors.

         The foregoing restriction on purchases of Holding Company Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

21.      RESTRICTIONS ON TRANSFER OF STOCK
         ---------------------------------

         All shares of the Conversion Stock which are purchased by Persons other than Directors and Officers shall be transferable without restriction, except in connection with a transaction proscribed by Section 22 of this Plan. Shares of Conversion Stock purchased by Directors and Officers of the Holding Company and the Bank (not including Exchange Shares) on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser or pursuant to any merger or similar transaction approved by the PDB. The shares of Conversion Stock issued by the Holding Company to Directors and Officers (not including Exchange Shares) shall bear the following legend giving appropriate notice of such one-year restriction.

     The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate.

         In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Common Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock.

         The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

22.      RESTRICTIONS ON ACQUISITION OF STOCK OF THE HOLDING COMPANY
         -----------------------------------------------------------

         The articles of incorporation of the Holding Company may prohibit any Person together with Associates or groups of Persons acting in concert from offering to acquire or acquiring, directly or indirectly, beneficial ownership of more than 10% of any class of equity securities of the Holding Company, or of securities convertible into more than 10% of any such class, for five years following completion of the Conversion and Reorganization. The articles of incorporation of the Holding Company also may provide that all equity securities beneficially owned by any Person in excess of 10% of any class of equity securities shall be considered "excess shares," and that excess shares shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. The foregoing restrictions shall not apply to (i) any offer with a view toward public resale made exclusively to the Holding Company by underwriters or a selling group acting on this behalf, (ii) the purchase of shares by a Tax-Qualified Employee Stock Benefit Plan established for the benefit of the employees of the Holding Company and its subsidiaries, and (iii) any offer or acquisition approved in advance by the affirmative vote of two-thirds of the entire Board of Directors of the Holding Company. Directors, Trustees, Officers or Employees of the Holding Company or the Bank or any subsidiary thereof shall not be deemed to be Associates or a group acting in concert with respect to their individual acquisition of any class of equity securities of the Holding Company solely as a result of their capacities as such.

23.      TAX RULINGS OR OPINIONS
         -----------------------

         Consummation of the Conversion and Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion of counsel with respect to Pennsylvania tax laws, to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any material adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion and Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

24.      STOCK COMPENSATION PLANS
         ------------------------

         A.  The  Holding   Company  and  the  Bank  are   authorized  to  adopt
Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion and Reorganization, including without limitation an employee stock ownership plan.

         B. The Holding Company and the Bank also are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no stock options shall be exercisable, and no shares of Conversion Stock shall be purchased, pursuant to any of such plans prior to the earlier of (i) the one-year anniversary of the consummation of the Conversion and Reorganization or (ii) the receipt of stockholder approval of such plans.

         C. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

25.      DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK
         ---------------------------------------------

         A. Except as may otherwise may be permitted by the PDB, the Holding Company may not repurchase any shares of its capital stock during the first year following consummation of the Conversion and Reorganization.

         B. The Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required for the liquidation account.

26.      PAYMENT OF FEES TO BROKERS
         --------------------------

         The Primary Parties may elect to offer to pay fees for marketing and conversion agent services and fees on a per share basis to securities brokers and consultants who assist purchasers of Conversion Stock in the Offerings.

27.      EFFECTIVE DATE
         --------------

         The Effective Date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Merger or Combination with the PDB with respect to the Mergers, or
(ii) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Merger or Combination relating to the Mergers and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Current Depositor and Stockholder approvals or ratifications have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the Mergers and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

28.      AMENDMENT OR TERMINATION OF THE PLAN
         ------------------------------------

         If deemed necessary or desirable by the Boards of Directors and Boards of Trustees of the Primary Parties, this Plan, including the Articles of Incorporation of the Holding Company and the Articles of the Bank, may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from Current Depositors and Stockholders to vote on the Plan and at any time thereafter with the concurrence of the PDB. Any amendment to this Plan made after approval by the Current Depositors and Stockholders with the concurrence of the PDB shall not necessitate further approval by the Current Depositors or Stockholders unless otherwise required by the PDB. This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months from the date of the Special Meeting. Prior to the earlier of the Special Meeting and the Stockholders' Meeting, this Plan may be terminated by the Boards of Directors and Boards of Trustees of the Primary Parties without approval of the PDB; after the Special Meeting or the Stockholder's Meeting, the Boards of Directors and Boards of Trustees may terminate this Plan only with the approval of the PDB.

29.      INTERPRETATION OF THE PLAN
         --------------------------

         All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the PDB.



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